EXHIBIT 23.1

Consent of Registered Public Accounting Firm

Board of Directors
Integrated Business Systems and Services, Inc.
Columbia, South Carolina

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-107345) and Registration Statement on Form S-8 (No. 333-90030) of Integrated Business Systems an Services, Inc. relating to the registration of certain shares of its common stock, of our report dated March 24, 2005, which is included in Integrated Business Systems an Services, Inc.’s, Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Scott McElveen, L.L.P.

Columbia, South Carolina
April 13, 2005